Exhibit 99.1

Australian Oilseeds Announces Appointment of Amarjeet Singh as Chief Financial Officer

COOTAMUNDRA, Australia, March 03, 2025 (GLOBE NEWSWIRE) -- Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”) (NASDAQ: COOT), today announced the appointment of Amarjeet Singh as Chief Financial Officer (“CFO”) effective February 28, 2025. Singh brings more than 20 years of finance and accounting experience and held leadership roles at major companies in the global agricultural sector and will replace Bob Wu who is leaving his position to explore new opportunities outside of the Company.

“We are excited to welcome Amarjeet as the Company’s new Chief Financial Officer,” said Gary Seaton, Chief Executive Officer. “His deep expertise in finance and accounting coupled with a strong background in the global agricultural sector make him the ideal candidate to lead our finance organization at this pivotal time. Amarjeet is a strategic leader with a proven track record of driving growth and productivity along with improving profitability. On behalf of everyone at the Company, I would like to thank Bob for his significant contributions and wish him success in his future endeavors. I am particularly grateful for his leadership and support over the last four years that we have worked together. He has been a critical player to drive our strategic agenda, leading key initiatives, which will benefit us for many years to come”

Mr. Singh commented, “It’s an exciting time to join Australian Oilseeds as the Company continues to focus on expanding and scaling its business globally. I look forward to working with this talented team to strengthen our foundation and ensure we are well positioned to deliver significant long-term sustainable growth and shareholder value.”

Mr. Singh is an experienced financial controller with a demonstrated history of working in the Agri-commodities and manufacturing listed companies, with experience in financial reporting, consolidation, budgeting, accounting, treasury management, and management information systems (MIS) including leadership roles at major companies in the global agricultural sector. Before joining Australian Oilseeds, from 2018 to 2025, he served as Head of Finance at MOI International Pty Ltd, a subsidiary of Mewah International, a large agricultural company listed in Singapore. From 2011 to 2017, Mr. Singh was Manager, Accounts and Treasury, at Mewah Oils & Fats, another subsidiary of Mewah International. Prior to Mewah, Mr. Singh held finance and accounting roles of progressive responsibility at divisions of large, NYSE-listed multi-national companies including General Electric and Snap-On Tools from 2008 to 2011 and served as an Audit Senior for BDO Lodha & Co. from 2004 to 2007. Mr. Singh is a graduate of the Institute of Chartered Accountants of India as a chartered accountant, specializing in Finance & Accountancy in 2007.

About Australian Oilseeds Investments Pty Ltd.: Australian Oilseeds Investments Pty Ltd. is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company’s cold pressing oil plant has grown to become the largest in Australia, pressing strictly GMO-free conventional and organic oilseeds.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions could in the future reduce demand for our products; we could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; we may experience challenges successfully expanding our marketing and sales capabilities, including further specializing our sales force; customer growth could decelerate in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to pay off our convertible notes when due. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

Contact

Australian Oilseeds Holdings Limited

126-142 Cowcumbla Street

Cootamundra New South Wales 2590

Attn: Gary Seaton, CEO

Email: gary@energreennutrition.com.au

Investor Relations Contact

Reed Anderson

(646) 277-1260

reed.anderson@icrinc.com